Exhibit 10.1

AMENDMENT TO

CHARTER AGREEMENT

THIS AMENDMENT TO CHARTER AGREEMENT (the “Amendment”), is effective as of this 5th day of February, 2005, by and among AIRBORNE, INC., a New York corporation with a principal business address of Elmira Corning Regional Airport, 236 Sing Sing Road, Horseheads, New York, 14845, (“Airborne”) and MONSTER WORLDWIDE, INC., a Delaware corporation with its principal business address at 622 Third Avenue, New York, New York, 10017 (“Customer”).

WHEREAS, Airborne and Customer entered into a Charter Agreement dated as of the 17th day of June 2003 (the “Agreement”); and

WHEREAS, Airborne and Customer desire to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein and intending to be legally bound, the parties agree as follows:

1.             DEFINITIONS:  Capitalized terms used but not otherwise defined herein shall have the respective meanings described to them in the Agreement.

2.             MODIFICATION TO SECTION 3(A), CHARTER RATE: The first sentence of section 3(a) is hereby deleted in its entirety and replaced with the following:

“Customer shall be entitled to One Hundred Fifty (150) charter hours of flight time on the Aircraft per year during each twelve month period of the Term of this Agreement.”

The second sentence of Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Customer shall pay a charter rate of Six Thousand United States Dollars (US$6,000.00) per charter hour on the Aircraft
(the “Charter Rate”).”

3.             NO OTHER AMENDMENTS:  Except as expressly modified by this Amendment, all terms and provisions of the Agreement shall remain in full force and effect.

4.             CONSTRUCTION:  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

5.             COUNTERPARTS:  The parties may execute this Amendment in two or more counterparts, which shall, in the aggregate, be signed by all the parties; each counterpart shall be deemed an original instrument as against any party who signed it and such counterpart (s) may be transmitted by facsimile with the original(s) and/or hard copies thereof to be provided by the parties thereafter.

The parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

MONSTER WORLDWIDE, INC.		AIRBORNE, INC.

By:	/s/ Michael Sileck	By:	/s/ John Dow

Name:	Michael Sileck	Name:

Title:	Senior Vice President, Chief Financial Officer	Title:	President